Exhibit 99.1

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES $50.0 MILLION SHARE REPURCHASE AUTHORIZATION

Portland, Oregon — September 24, 2007 — Cascade Corporation, (NYSE: CAE) announced today that on September 20, 2007 Cascade’s Board of Directors authorized a share repurchase program of up to $50.0 million over a two year period.  Repurchases will be made based on market conditions, relevant securities laws and other factors.  Share repurchases will be funded through cash flow from operations and existing bank credit facilities.

Cascade anticipates completing its current $80.0 million share repurchase program authorized in September 2006 during the current quarter.

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others factors related to general economic conditions, interest rates, demand for materials handling products, performance of our manufacturing facilities and the cyclical nature of the materials handling industry. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products for industrial vehicles. Additional information on Cascade is available on its website, www.cascorp.com.

CONTACT:

Richard S. Anderson
Senior Vice President and Chief Financial Officer
Cascade Corporation
(503) 669-6300
Email:  investorrelations@cascorp.com